Exhibit 99.4

Diamond Foods Secures $225 Million Investment from

Oaktree Capital Management

SAN FRANCISCO, CA, and LOS ANGELES, CA May 23, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”), an innovative, branded packaged food company, and Oaktree Capital Management, L.P. (NYSE: OAK) (“Oaktree”), a leading global investment management firm, today announced that Diamond and Oaktree have entered into definitive agreements to recapitalize Diamond’s balance sheet with an investment by Oaktree of $225 million in Diamond. Concurrent with the closing of this investment, Diamond will amend its credit agreement with its existing lenders. The recapitalization will result in a capital structure that supports the Company’s long term strategy as well as the execution of its current business plan. The recapitalization will allow Diamond to further strengthen the Company’s leadership position in the walnut industry, continue the growth of its snack business and reduce the amount of existing bank debt. The transactions are expected to close by the end of May 2012.

“Oaktree has an exceptional track record of supporting the growth of leading companies in the consumer sector,” said Brian Driscoll, Diamond Foods’ President and CEO. “Their expertise and resources will be invaluable as we solidify our market position in the walnut industry and seek to continue to grow our snack brands.” “In connection with Diamond’s thorough review of capital alternatives, the Company received interest from a number of top tier investment firms,” Mr. Driscoll continued. “We are very pleased with our decision to partner with Oaktree, an experienced investor with an outstanding reputation. Looking forward, our balance sheet strength will provide a solid foundation from which to build as we position Diamond for the opportunities ahead that can deliver value to our shareholders, our growers and our customers.”

“We are pleased to have the opportunity to partner with Diamond and provide additional resources and capabilities to drive strong financial and operating performance and position the Company for long-term success,” said Matthew Wilson, Managing Director, Oaktree Capital Management. “We recognize the value of Diamond’s high quality brands and their leadership position in the walnut industry. We look forward to working with Diamond’s management team to continue building upon the momentum of recent months.”

The investment of new capital by Oaktree, in conjunction with the amended bank credit facility, will provide Diamond with sufficient liquidity to meet its anticipated near-term and long-term funding needs. The Oaktree investment initially consists of $225 million of newly-issued senior notes and warrants to purchase approximately 4.4 million shares of Diamond common stock. The senior notes will mature in 2020 and will bear interest at 12 percent per year that may be paid-in-kind at Diamond’s option for the first two years. Oaktree’s warrants will be exercisable at $10 per share, and would constitute a fully diluted ownership level of approximately 16.4 percent of the Company.

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The agreements provide that if Diamond secures a specified minimum supply of walnuts from the 2012 crop and achieves profitability targets for its nut businesses for the six-month period ending January 31, 2013, all of the warrants will be cancelled and Oaktree may exchange $75 million of the senior notes for convertible preferred stock of Diamond. The convertible preferred stock would have an initial conversion price of $20.75, which represents a 3.5 percent discount to the closing price on April 25, 2012, the date that the Company entered into its commitment with Oaktree. The convertible preferred stock would pay a 10 percent dividend that would be paid in-kind for the first two years.

“We are pleased with the progress across our walnut initiatives and with the efforts over the last three months to restore and strengthen the company’s relationships with its growers at a time of record walnut prices,” added Brian Driscoll. “These extensive efforts, along with the goal of providing competitive prices and terms for our growers, are focused on reestablishing the success of this business and expanding our leadership position in the walnut industry.”

The amendment to Diamond’s senior secured credit facility with its lenders includes a lower level of total bank debt, initially at $475 million, along with substantial covenant relief until October 31, 2013.

Upon the closing of the transaction, Matthew Wilson, a Managing Director of Oaktree, and Dean Hollis, a Senior Advisor to Oaktree and former President and COO of ConAgra Foods will join Diamond’s Board of Directors.

Diamond Foods was advised in this transaction by Dean Bradley Osborne and Fenwick & West LLP and Oaktree was advised by Latham & Watkins LLP. More information about this transaction can be found on the Company’s website in the presentation archive in the investor relations section.

About Diamond

Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

About Oaktree

Oaktree is a leading global investment management firm focused on alternative markets, with $77.9 billion in assets under management as of March 31, 2012. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 650 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

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Forward-Looking Statements

Statements in this press release relate to future results, events and expectations, including statements about growth of our business and brands, the company’s business opportunities, execution of brand strategies, ability to meet near-term and long-term funding needs, the expected closing of the transaction with Oaktree, relationships in and leadership of the walnut industry and increase in sales, market share, market position and shareholder value. Actual results may differ materially from what we currently expect because of many risks and uncertainties, including: satisfaction of closing conditions to the Oaktree financing; uncertainty about the timing and scope of our financial restatement; risks relating to our leverage and its effect on our ability to respond to changes in our business, markets and industry; increase in the cost of our debt; ability to raise additional capital and possible dilutive impact of raising such capital; risks relating to litigation and regulatory proceedings; risks related to our current inability to timely file required periodic reports under the Securities Exchange Act of 1934, as amended, and any resulting delisting of Diamond’s common stock on the NASDAQ Global Select Market; uncertainties relating to relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions. Risk factors affecting our business and prospects are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and under “Additional Risk Factors” in our Current Report on Form 8-K filed with the SEC on November 28, 2011. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this press release, based on information currently available to Diamond’s management, and we assume no obligation to update any forward-looking statement or reasons why results might differ.

Investors:	Media:
Diamond Foods	Sard Verbinnen & Co for Diamond Foods
Linda Segre	Paul Kranhold/Lucy Neugart
SVP, Corporate Strategy	(415) 618-8750
(415) 445 -7444	pkranhold@sardverb.com
lsegre@diamondfoods.com	lneugart@sardverb.com

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